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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and "Change in Independent Accountants" and to the use of our report dated January
24, 1997 (except for Note 1 as to which the date is           , 1997), in
Amendment No. 2 to the Registration Statement (Form S-1 No. 333-22425) and related Prospectus of Globecomm Systems Inc. for the registration of 2,750,000 shares of its common stock.


                                          Ernst & Young LLP

Melville, New York

                            ------------------------


    The foregoing consent is in the form that will be signed upon completion of the split of outstanding shares of common stock and amendment to the certificate of incorporation as described in Note 1 to the consolidated financial statements.


                                          /s/ Ernst & Young LLP


                                          ERNST & YOUNG LLP

Melville, New York
July 15, 1997